Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in Post-Effective Amendment No. 2 to Form SB-2 of my report dated September 17, 2008, included therein relating to the financial statements of Shadow Marketing Inc. for the years ended June 30, 2008 and 2007. I also consent to the reference to the firm under the heading "Interest of Named Experts and Counsel" in this amendment.


/s/ Michael T. Studer
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Michael T. Studer CPA P.C.
Freeport, New York
February 13, 2008